Exhibit 10.9

PROMISSORY NOTE

May 30, 2025	$2,000,0000

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, FOCUS IMPACT BH3 NEWCO, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of Helena Global Investment Opportunities 1 Ltd or its assigns (the "Noteholder"), Two Million and zero/100 United States Dollars ($2,000,000.00), together with all accrued interest thereon and other interest otherwise owing as provided in this Promissory Note (this "Note"). This Note is also acknowledged for the purposes of Sections 6, 11 and 12 hereof, by Randall Soule, an individual ( “Soule”) , and together with the Borrower and Noteholder, the "Parties").

1.       Definitions; Interpretation.

1.1      Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Advanced Shares” has the meaning set forth in Section 11.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

"Applicable Rate" means a rate equal to twenty percent (20%) per quarter. "Beneficial Ownership Regulation" has the meaning set forth Section 12.10. "Borrower" has the meaning set forth in the introductory paragraph. “Business Combination” means that certain business combination pursuant to terms of the Business Combination Agreement.

“Business Combination Agreement” means that certain Business Combination Agreement, dated March 11, 2024, as amended by amendment no. 1 thereto, dated as of November 30, 2024, and as further amended by amendment no. 2 thereto, dated as of April 4, 2025 as the same maybe further amended, by and among Focus Impact BH3 Acquisition Company, a Delaware corporation, the Borrower which is a wholly owned subsidiary of Focus Impact, Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of the Borrower, Focus Impact BH3 Merger Sub 2, Inc., a Delaware corporation and a wholly owned subsidiary of the Borrower and XCF Global Capital, Inc., a Nevada corporation (the “Target”).

"Business Day" means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

“Common Stock” shall mean the Class A common stock of the Borrower, par value $0.0001 per share.

"Debt" of the Borrower, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements, or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates, or commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Borrower; and (h) indebtedness set out in clauses (a) through (g) of any Person other than Borrower secured by any lien on any asset of the Borrower, whether or not such indebtedness has been assumed by the Borrower.

"Default" means any of the events specified in Section 9 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 9, would, unless cured or waived, become an Event of Default.

"Default Rate" means the Applicable Rate plus 2%.

"Event of Default" has the meaning set forth in Section 9.

"GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

"Governmental Authority" means the government of the United States of America or any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Law" as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Lien" means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

"Loan" means Two Million and zero/100 United States Dollars ($2,000,000.00).

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Borrower; (b) the validity or enforceability of the Note; (c) the rights or remedies of the Noteholder hereunder; or (d) the Borrower's ability to perform any of its material payment obligations hereunder.

"Maturity Date" means the earlier of (a) the date that is three months following the disbursement of the Loan in accordance with Section 2 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 10.

"Note" has the meaning set forth in the introductory paragraph.

"Noteholder" has the meaning set forth in the introductory paragraph.

"OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

"Parties" has the meaning set forth in the introductory paragraph.

"Permitted Debt" means Debt (a) existing or arising under this Note and any refinancing thereof; (b) existing as of the date of this Note and any refinancing thereof; (c) which may be deemed to exist with respect to swap contracts; (d) owed in respect of any netting services, overdrafts, and related liabilities arising from treasury, depository, and cash management services in connection with any automated clearinghouse transfers of funds; (e) unsecured insurance premiums owing in the ordinary course of business, or (f) the proceeds of which are used to pay off the amounts owing under this Note in its entirety.

"Person" means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

"Sanctioned Country" means, at any time, a country or territory which is itself the subject or target of any comprehensive or country-wide Sanctions.

"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions- related list of designated Persons maintained by a Sanctions Authority; (b) any Person operating, organized, or resident in a Sanctioned Country, (c) any Person controlled or 50% owned by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person that is the subject or target of any Sanctions.

"Sanctions" mean all economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by a Sanctions Authority.

"Sanctions Authority" means OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or other relevant sanctions authority.

"SEC Documents" means all filings made under the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, by Borrower or Target.

"Soule" has the meaning set forth in the introductory paragraph.

“Target” means XCF Global Capital, Inc. a Nevada corporation.

“Trading Day” shall mean any day during which the principal exchange upon which the Common Stock is listed for trading shall be open for business.

"USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

1.2      Interpretation. For purposes of this Note (a) the words "include," "includes," and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

2.      Loan Disbursement. The Loan shall be disbursed by the Noteholder to the Borrower on the date of the Business Combination in accordance with instructions provided by the Borrower to the Noteholder in writing minus any expenses payable in accordance with Section 12.2.

3.        Payment Dates; Optional Prepayments; Application of Proceeds from the Sale of Advanced Shares.

3.1     Payment Dates. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the Maturity Date, unless accelerated as provided in Section 3.4.

3.2      Optional Prepayments. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

3.3     Application of Proceeds from the Sale of Advanced Shares. The Noteholder shall apply the net proceeds (as such term is used in Section 11.2) from the sale of Advanced Shares as provided in Section 11 towards the payment of unpaid principal and accrued and unpaid interest in accordance with Section 5.2 as if such proceeds were payments received from the Borrower.

3.4    Mandatory Prepayment. If the Borrower or any of its subsidiaries issues any debt other than Permitted Debt, including any subordinated debt or convertible debt or equity interests, in one or more transactions, unless otherwise waived in writing by and at the discretion of the Noteholder, the Borrower will immediately utilize the proceeds of such issuance to repay any outstanding but unpaid principal and accrued and unpaid interest under this Note.

4.        Interest.

4.1      Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise; provided however that the interest owing hereunder shall be no less than four hundred thousand United States Dollars ($400,000).

4.2      Interest Payment Dates. All accrued and unpaid interest shall be payable to the Noteholder on the Maturity Date.

4.3      Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

4.4     Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which the Loan is made, and shall not accrue on the Loan for the day on which it is paid.

4.5     Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law/that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal.

5.        Payment Mechanics.

5.1     Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM on the date on which such payment is due by cashier's check, certified check, or by wire transfer of immediately available funds to the Noteholder's account at a bank specified by the Noteholder in writing to the Borrower from time to time.

5.2     Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note; provided that for every $1.00 of net proceeds received from the sale of Advanced Shares in accordance with Section 11, $0.20 shall be applied to accrued and unpaid interest and $0.80 shall be applied to unpaid principal, except to the extent that there shall then be no accrued interest in which case the entire amount of the net proceeds shall be applied towards unpaid principal.

5.3     Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.
5.4          Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower's obligation to make such payment shall be reinstated as though such payment had not been made.

6.        Representations and Warranties. The Borrower and Soule, as applicable, each hereby represent and warrant to the Noteholder on the date hereof as follows:

6.1      Existence; Power and Authority; Compliance with Laws. The Borrower (a) is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of its jurisdiction of organization, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to execute and deliver this Note, and to perform its obligations hereunder, and (c) is in compliance with all Laws except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Soule (a) has the legal right to execute and deliver this Note and to perform its obligations hereunder, (b) is the record and beneficial owner of the Advanced Shares and has the legal right to transfer such Advanced Shares as provided in Section 11, free and clear of any encumbrances, and (c) is in compliance with all Laws except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have materially and adversely affect his ability to deliver the Advanced Shares and perform his obligations under this Note.

6.2    Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. Each of the Borrower and Soule has duly executed and delivered this Note.

6.3      No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower or Soule to execute, deliver, or perform any of its or his obligations under this Note.

6.4    No Violations. The execution and delivery of this Note and the consummation by the Borrower or Soule of the transactions contemplated hereby do not and will not (a) violate any Law applicable to the Borrower or Soule or by which any of their respective properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Borrower or Soule may be bound.

6.5     Enforceability. The Note is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower and Soule in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.6      No Litigation. Except as set forth in the SEC Documents, no action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower or Soule, threatened by or against the Borrower or Soule or any of their respective property or assets (a) with respect to the Note or any of the transactions contemplated hereby or (b) that would be expected to materially adversely affect the Borrower's financial condition or the ability of the Borrower or Soule to perform its or his obligations under the Note.

6.7    USA PATRIOT Act; Anti-Money Laundering. Each of the Borrower and Soule is, and to the knowledge of the Borrower, Borrower’s directors, officers, employees, and agents are, in compliance in all material respects with the USA PATRIOT Act, and any other applicable terrorism and money laundering laws, rules, regulations, and orders.

6.8      Anti-Corruption Laws and Sanctions.

(a)        The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Borrower and its directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions and the Borrower is, and to the knowledge of the Borrower, the Borrower’s directors, officers, employees, and agents are, in compliance with Anti- Corruption Laws and applicable Sanctions in all material respects.

(b)        Neither the Borrower nor any director or officer of the Borrower is a Sanctioned Person. Soule is not a Sanctioned Person.

(c)          No use of proceeds of the Loan or other transaction contemplated by this Note will violate any Anti-Corruption Law or applicable Sanctions.

7.        Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall:

7.1      Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.2    Compliance. (a) Comply with all Laws applicable to it and its business and its obligations under its material contracts and agreements, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures reasonably designed to achieve compliance in all material respects by the Borrower and its directors, officers, employees and agents with Anti- Corruption Laws and applicable Sanctions.

7.3     Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

7.4      Notice of Events of Default. As soon as possible and in any event within two Business Days after it becomes aware that an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

7.5     Further Assurances. Upon the request of the Noteholder, execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

8.        Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall not:

8.1     Indebtedness. Incur, create, or assume any Debt, other than Permitted Debt.

8.2      Liens. Incur, create, assume, or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP; and (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; and (c) Liens in respect of Permitted Debt in existence as of the date hereof or created in connection with the refinancing of any Permitted Debt.

8.3     Line of Business. Following the closing of the Business Combination, enter into any business, directly or indirectly, except for those businesses in which the Target is engaged on the date of this Note or that are reasonably related thereto.

9.        Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

9.1      Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount when due and such failure continues for five (5) days.

9.2      Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or Soule to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

9.3      Breach of Covenants.

The Borrower fails to observe or perform (a) any covenant, condition, or agreement contained in Section 3 or Section 8 or (b) any other material covenant, obligation, condition, or agreement contained in this Note, other than those specified in clause (a) and Section 8.1, and such failure continues for 30 days.

9.4      Cross-Defaults. The Borrower fails to pay when due any of its Debt (other than Debt arising under this Note and any Debt where the amount or validity thereof is currently being contested in good faith by appropriate proceedings), or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt.

9.5      Bankruptcy.

(a)       The Borrower commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b)          There is commenced against the Borrower any case, proceeding, or other action of a nature referred to in Section 9.5(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of 45 days;

(c)        There is commenced against the Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 45 days from the entry thereof;

(d)          The Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9.5(a), Section 9.5(b), or Section 9.5(c) above; or

(e)           The Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

9.6      Judgments. One or more judgments or decrees shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 45days from the entry thereof.

10.      Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at its option, by written notice to the Borrower (a) declare the entire principal amount of the Loan, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable; (b) retain for its benefit any unreturned Advanced Shares and/or (c) exercise any or all of its rights, powers or remedies under; provided, however, that if an Event of Default described in Section 9.5 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder. In no event shall Soule be responsible for the payment of any amount due to the Noteholder under this Note.

11.      Advanced Shares.

11.1   On the date hereof, Soule shall cause to be transferred to the Noteholder such number of shares of the Target’s common stock beneficially owned by him that upon the Business Combination the Noteholder shall have registered in its name two million (2,000,000) shares of Common Stock (the “Advanced Shares”), which such Advanced Shares upon the closing of the Business Combination will be unrestricted under applicable United States securities Laws.

11.2    Upon the Noteholder’s receipt of two million four hundred thousand United States Dollars ($2,400,000) in (i) payments from the Borrower, and (ii) aggregate net proceeds (the proceeds minus clearing fees, brokerage fees, transfer agent fees, legal costs and taxes on gains associated with the sale of Advanced Shares) from the sale of Advanced Shares, the Noteholder shall transfer to Soule any Advanced Shares remaining in its possession at that time, and upon such transfer, Soule shall become the beneficial owner of such Advanced Shares and the Noteholder will have no further rights in and to such Advanced Shares. In connection with such transfer, each of the Noteholder and Soule grants the Borrower a limited power of attorney for the purpose of effectuating the foregoing transfer, and agrees to take any and all action reasonably requested by the Borrower or the Borrower’s transfer agent necessary to effectuate such transfer.

11.3    If the Noteholder shall have sold all of the Advanced Shares and not yet received at least two million four hundred thousand United States Dollars ($2,400,000) in net proceeds from the sale thereof and in other payments from the Borrower hereunder any shortfall shall be payable by the Borrower as otherwise required under this Note.

11.4   The Noteholder shall provide the Borrower with such records, including brokerage account and bank statements, reasonably requested by the Borrower to confirm the number of Advanced Shares sold, and the net proceeds received, by the Noteholder.

12.      Miscellaneous.

12.1    Notices.

(a)         All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(i)       If to the Borrower:

FOCUS IMPACT BH3 NEWCO, INC.
1345 Avenue of the Americas, 33rd Floor
New York, New York 10105
Attn: Carl Stanton
Telephone: ***
Email: ***

With a copy (which shall not constitute notice) to:

Stradley Ronon Stevens & Young, LLP
2005 Market Street
Suite 2600
Philadelphia, PA 19103
Attn: Thomas L. Hanley
Telephone: 215-564-8577
Email: thanley@stradley.com

(ii)      If to Soule:

Randall Soule
c/o XCF GLOBAL CAPITAL, INC.
2500 CityWest Blvd, Suite 150-138
Houston, TX 77042
Attn: Simon Oxley, CFO
Telephone: ***
Email: ***

With a copy (which shall not constitute notice) to:

Stradley Ronon Stevens & Young, LLP
2005 Market Street
Suite 2600

Philadelphia, PA 19103
Attn: Thomas L. Hanley
Telephone: 215-564-8577
Email: thanley@stradley.com

(iii)     If to the Noteholder:

Helena Global Investment Opportunities 1 Ltd
Attn: Jeremy Weech
Telephone: ***
Email: ***

With a copy (which shall not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue South Fifth Floor
Woodbridge, NJ 08830
Attn: Rodrigo Sanchez, esq
Telephone: 732-395-4417
Email: rsanchez@lucbro.com

(b)         Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day); and (iii) sent by email shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return email, or other written acknowledgment).

12.2   Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its counsel in an amount of up to $60,000 in connection with the preparation and negotiation of this Note, which amount shall be inclusive of the counsel fees and expenses reimbursable by the Borrower in connection with the Purchase Agreement by and between the Borrower and the Noteholder, dated as of the date hereof) incurred by the Noteholder in connection with the transactions contemplated hereby including the negotiation, documentation, and execution of this Note and the enforcement of the Noteholder's rights hereunder which such amounts may be deducted by the Noteholder from the Loan.

12.3   Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, and the transactions contemplated hereby shall be governed by the laws of the State of Delaware.

12.4    Submission to Jurisdiction.

(a)         Each of the Noteholder, the Borrower and Soule hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)          Nothing in this Section 12.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

12.5   Venue. Each of the Borrower and Soule irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it or he may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 12.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12.6    Waiver of Jury Trial. EACH OF THE BORROWER AND SOULE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT OR HE MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

12.7   Integration. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

12.8   Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

12.9   Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

12.10   USA PATRIOT Act. The Noteholder hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and 31 C.F.R. § 1010.230 (the "Beneficial Ownership Regulation"), it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Noteholder to identify the Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation, and the Borrower agrees to provide such information from time to time to the Noteholder.

12.11  Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

12.12  Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

12.13  No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

12.14  Electronic Execution. The words "execution," "signed," "signature," and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

12.15  Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has executed this Note as of May __, 2025.

FOCUS IMPACT BH3 NEWCO, INC.

By /s/ CARL STANTON
Name: CARL STANTON
Title: Partner

By its acceptance of this Note, Soule acknowledges and agrees to be bound by the provisions of Section 6, Section 11, and Section 12. SOULE

/s/ Randy Soule
Name: Randall Soule

By its acceptance of this Note, the Noteholder acknowledges and agrees to be bound by the provisions of Section 11.

Helena Global Investment Opportunities 1 Ltd

By /s/ Jeremy Weech
Name: Jeremy Weech
Title: Managing Partner